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Exhibit 23.2

Consent of Independent Auditors

Napo Pharmaceuticals, Inc.
San Francisco, California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 24, 2017, except for Note 15—Additional Subsequent Events, the first and second paragraphs as to which the date is March 31, 2017, the third paragraph as to which the date is June 27, 2017 and the fourth paragraph as to which the date is July 31, 2017 (the report contains an explanatory paragraph regarding Napo Pharmaceuticals, Inc. ability to continue as a going concern), relating to the consolidated financial statements of Napo Pharmaceuticals, Inc. appearing in the Form 8-K/A of Jaguar Health, Inc. filed on August 4, 2017.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/Macias Gini & O'Connell LLP
San Francisco, California
August 4, 2017

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  Exhibit 23.2
Consent of Independent Auditors